Exhibit 15
Acknowledgment of
Independent Registered Public Accounting Firm
Board of Directors and Stockholders
Lockheed Martin Corporation
We are aware of the incorporation by reference of our report dated April 22, 2025, relating to the unaudited consolidated interim financial statements of Lockheed Martin Corporation that is included in its Form 10-Q for the quarter ended March 30, 2025, in the following Registration Statements of Lockheed Martin Corporation:

•333-92363 on Form S-8, dated December 8, 1999;
•333-115357 on Form S-8, dated May 10, 2004;
•333-155687 on Form S-8, dated November 25, 2008;
•333-188118 on Form S-8, dated April 25, 2013;
•333-195466 on Form S-8, dated April 24, 2014, July 23, 2014 (Post-Effective Amendment No.1) and April 24, 2020 (Post-Effective Amendment No. 2);
•333-237829, 333-237831, and 333-237832 on Form S-8, each dated April 24, 2020;
•333-271323 on Form S-8, dated April 18, 2023; and
•333-271325 on Form S-3, dated April 18, 2023.

/s/ Ernst & Young LLP
Tysons, Virginia
April 22, 2025